Exhibit 24

POWER OF ATTORNEY

     Know all men by these presents that each person whose signature appears below constitutes and appoints Joseph M. Cahill his true and lawful attorney-in-fact and with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Form 10-K for the Riggs National Corporation for the fiscal year ending December 31, 2003, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, or fully to all intent and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Chairman of the Board
/s/ Robert L. Allbritton		Chief Executive Officer	January 21, 2004

Robert L. Allbritton	(Signature)		(Date)

Vice Chairman of the Board
/s/ Joe L. Allbritton		Director	January 21, 2004

Joe L. Allbritton	(Signature)		(Date)

/s/ J. Carter Beese, Jr.		Director	January 21, 2004

J. Carter Beese, Jr.	(Signature)		(Date)

/s/ Charles A. Camalier, III		Director	January 21, 2004

Charles A. Camalier, III.	(Signature)		(Date)

President
/s/ Timothy C. Coughlin		Director	January 21, 2004

Timothy C. Coughlin	(Signature)		(Date)

/s Lawrence I. Hebert		Director	January 21, 2004

Lawrence I. Hebert	(Signature)		(Date)

/s/ Steven B. Pfeiffer		Director	January 21, 2004

Steven B. Pfeiffer	(Signature)		(Date)

Vice Chairman of the Board
/s/ Robert L. Sloan		Director	January 21, 2004

Robert L. Sloan	(Signature)		(Date)

/s/ Jack J. Valenti		Director	January 21, 2004

Jack J. Valenti	(Signature)		(Date)

/s/ William B. Walton		Director	January 21, 2004

William B.Walton	(Signature)		(Date)

/s/ Eddie N. Williams		Director	January 21, 2004

Eddie N. Williams	(Signature)		(Date)